UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE STEAK N SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	37-0684070 (I.R.S. Employer Identification Number)

175 East Houston Street, Suite 1300 San Antonio, Texas (Address of principal executive offices)	78205 (Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
14% Redeemable Subordinated Debentures Due 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-163192

Securities to be registered pursuant to Section 12(b) of the Act: 14% Redeemable Subordinated Debentures Due 2015

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note:

This Amendment No. 1 hereby amends the registration statement on Form 8-A filed by The Steak N Shake Company, an Indiana corporation (the “Registrant”) with the Securities and Exchange Commission on March 26, 2010 to incorporate the final Indenture and specimen certificate of the Debentures as exhibits hereto.
Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 14% Redeemable Subordinated Debentures Due 2015 (such securities are designated by the Registration Statement, the Indenture and the debenture certificates issued thereunder as "14% Subordinated Debentures due 2015") issued by the Registrant, to be registered hereunder is contained under the caption “Description of Debentures” in the Registrant’s Registration Statement on Form S-4 (File No. 333-163192) initially filed with the Securities and Exchange Commission on November 18, 2009, as subsequently amended ("Registration Statement"), and in the prospectus included in the Registration Statement, is incorporated herein by reference. Such description is supplemented by the terms of the Indenture as executed and delivered by the Registrant and Wells Fargo Bank, National Association on March 30, 2010 and filed herewith as Exhibit 4.1 and the specimen certificate of the form of debentures filed herewith as Exhibit 4.2, each of which are incorporated into this Item 1 by reference.

Item 2.  Exhibits.

Exhibit No.	Description

4.1	Indenture dated March 30, 2010 between Registrant and Wells Fargo Bank, National Association
4.2	Specimen certificate representing 14% Redeemable Subordinated Debentures

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 30, 2010

THE STEAK N SHAKE COMPANY

By:	/s/ DUANE E. GEIGER

Name:	Duane E. Geiger

Title:	Interim Chief Financial Officer, Vice President and Controller